UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2014

CASCADE MICROTECH, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51072

Oregon	93-0856709
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9100 S.W. Gemini Drive Beaverton, Oregon	97008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 601-1000

Former name or former address if changed since last report:

No Change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In November 2012, the Cascade Microtech, Inc. Board of Directors authorized a stock repurchase program under which up to $2.0 million of common stock could be repurchased from time to time in the open market or in privately negotiated transactions. As of May 9, 2014, Cascade Microtech, Inc. had repurchased an aggregate of 180,062 shares of common stock under the current program at a weighted-average price of $7.90 per share, and $0.6 million remained available for repurchases under the program. On May 9, 2014, the Board of Directors approved an additional increase to the stock repurchase program of $2.0 million.

The timing and actual number of shares repurchased under the program will depend on a variety of factors, including market conditions, corporate and regulatory requirements, and alternative business and investment opportunities. Repurchases under the program will be funded from available cash. The program does not require Cascade Microtech, Inc. to acquire any particular amount of common stock, and the program may be commenced, suspended or terminated at any time or from time-to-time at Cascade Microtech’s discretion without prior notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2014	CASCADE MICROTECH, INC.
(Registrant)

	By:	/s/ JEFF KILLIAN
Jeff Killian
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

2